COURT OF COMMON PLEAS
HAMILTON COUNTY, OHIO

:
IN RE CINCINNATI BELL INC.	:
DERIVATIVE LITIGATION	:	Case No. A1105305
	:	(Judge Steven E. Martin)

NOTICE OF PENDENCY OF PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE ACTION AND SETTLEMENT HEARING

TO: ALL CURRENT SHAREHOLDERS OF CINCINNATI BELL INC. COMMON STOCK AS OF DECEMBER 20 2011 (“CURRENT CINCINNATI BELL SHAREHOLDERS”)

PLEASE READ THIS NOTICE CAREFULLY
THIS NOTICE IS TO ADVISE YOU ABOUT THE PROPOSED SETTLEMENT OF THE SHAREHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS

This Notice provides a summary of the lawsuit and describes the terms of the Settlement.

PLEASE TAKE NOTICE that the above-captioned shareholder derivative litigation (the "Action"), is being settled. The terms of the proposed settlement of the Action (the "Settlement") are set forth in a Stipulation of Settlement dated December 20, 2011 (the "Stipulation"). This notice should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the Court and is publicly accessible via the Internet at the Investor Relations section of the Company's website: www.cincinnatibell.com. All capitalized terms herein have the same meanings as set forth in the Stipulation.

Plaintiff Pinchus E. Raul ("Raul" or “Plaintiff”) commenced the Action derivatively on behalf of nominal defendant Cincinnati Bell Inc. (“Cincinnati Bell” or the “Company”) against defendants John F. Cassidy, Gary J. Wojtaszek, Christopher J. Wilson, Bruce L. Byrnes, Phillip R. Cox, Jakki L. Haussler, Criag F. Maier, Alex Shumate, Lynn A. Wentworth, John M. Zrno, and Alan R. Schriber, (together, the "Individual Defendants"). Plaintiff alleges that the Board of Directors of Cincinnati Bell breached their fiduciary duties in connection with the Board's approval of the Company's 2010 executive compensation plan after certain shareholders voted against the compensation plan in an advisory say-on-pay vote.

Defendants deny that they breached any duty to Cincinnati Bell and its shareholders and assert that they acted at all times in good faith and with reasonable business judgment.

The terms of the Settlement are set forth in the Stipulation and include (1) a variety of corporate governance changes to be initiated by the Company and the Compensation Committee of the Board of Directors, that, among other things, more clearly communicate the Company's executive compensation practices to its shareholders, thus assisting the Company's shareholders' understanding of how these policies are applied to covered employees; and (2) payment of Plaintiff's counsel's attorney fees and expenses.

The Settlement is specifically contingent on the entry of a final order and judgment of the Court approving the Settlement and dismissing the Action with prejudice ("Final Judgment"). As a current shareholder, you may appear at the Settlement Hearing, in person or through counsel of your own choice, and show cause why the proposed Settlement should not be approved; why judgment dismissing and releasing the claims with prejudice pursuant to the Settlement should not be entered; or why counsel for Plaintiff in this action should not be awarded fees and expenses as requested. The Settlement Hearing will be held at 1:30 p.m. on April 16, 2012, in the Courtroom of Judge Steven E. Martin, Courtroom 340 of the Hamilton County, Ohio Court of Common Pleas, Hamilton County Courthouse, 1000 Main Street, Cincinnati, Ohio 45202. Any Current Cincinnati Bell Shareholder who wishes to be heard at the Settlement Hearing must file with the Court a written request to be heard by the Court, along with a statement of all such person's objections and all of the grounds and reasons therefore, any and all affidavits, memoranda of law or other papers or evidence which such person wishes the Court to consider, and a statement of whether such person intends to appear at the Settlement Hearing, together with the following: (a) the name, address, and phone number of the objector and of his, her or its counsel, if any; and (b) proof of current ownership and the date(s) of purchase(s) of Cincinnati Bell stock in the form of a broker's confirmation slip, statement of account or a notarized statement from the broker or other satisfactory proof of purchase or a satisfactory explanation in affidavit form as to why such proof is unavailable.

Such a request must be filed with the Court no later than April 1, 2012 at the following address:

Clerk of Court
Court of Common Pleas, Hamilton County, Ohio
Hamilton County Courthouse
1000 Main Street, Room 315
Cincinnati, Ohio 45202

Copies shall be served by hand delivery or first class mail on each of the following:

On Behalf of Plaintiff's Counsel

Eduard Korsinsky, Esq.
Shannon Hopkins, Esq.
LEVI & KORSINSKY LLP
30 Broad Street - 15th Floor
New York, NY 10004
Tel: (212) 363-7500
Fax: (212) 363-7171
Email: cincinnatibell-settlement@zlk.com

and

Richard S. Wayne, Esq.
Thomas P. Glass, Esq.
STRAUSS & TROY
The Federal Reserve Building
150 E. Fourth Street
Cincinnati, OH 45202-4018
Tel: (513) 621-2120
Fax: (513) 629-9426
Email: rswayne@strausstroy.com
Email: tpglass@strausstroy.com
On Behalf of All Defendants: Grant S. Cowan, Esq. FROST BROWN TODD LLC 3300 Great American Tower 301 East Fourth Street Cincinnati, OH 45202 Tel.: (513) 651-6745 Fax.: (513) 651-6981

Any Current Cincinnati Bell Shareholder who does not object in the manner provided for herein shall be deemed to have waived any and all objections and shall forever be barred, in these proceedings or in any other proceeding, including any appeal, from making any objection to, or otherwise challenging, the Settlement or any provision thereof, the Final Judgment dismissing the Action or the application and award of attorneys' fees and expenses, or any other proceedings herein.

The foregoing description of this action, the proceedings to be held, the terms of the Settlement, including the terms of the dismissal of this action and proceedings and other matters described herein, does not purport to be all-inclusive. Accordingly, you are referred to the pleadings and other documents, including the Stipulation, filed with the Court, all of which may be examined in person during regular business hours at the offices of the Clerk of the Court. A copy of the Stipulation may be obtained at the Investor Relations section of the Company's website: www.cincinnatibell.com.

ALL INQUIRIES regarding this Notice, or this Action, or the proposed Derivative Settlement, should be addressed in writing to the following named attorneys for the Plaintiff, at the following address:

Eduard Korsinsky, Esq.
Shannon Hopkins, Esq.
LEVI & KORSINSKY LLP
30 Broad Street - 15th Floor
New York, New York 10004
Tel: (212) 363-7500
Fax: (212) 363-7171
Email: cincinnatibell-settlement@zlk.com

PLEASE DO NOT CALL OR WRITE THE COURT OR THE CLERK'S OFFICE FOR INFORMATION.

By Order of The Court /s/ Steven E. Martin Judge Steven E. Martin